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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 18, 2007


                            HINES HORTICULTURE, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                  000-24439                33-0803204
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    (STATE OR OTHER           (COMMISSION FILE           (IRS EMPLOYER
    JURISDICTION OF                NUMBER)             IDENTIFICATION NO.)
     INCORPORATION)

              12621 JEFFREY ROAD, IRVINE, CALIFORNIA       92620
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 559-4444


                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

( ) WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR
    230.425)

( ) SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR
    240.14A-12)

( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE
    ACT (17 CFR 240.14D-2(B))

( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE
    ACT (17 CFR 240.13E-4(C))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2007, Hines Nurseries, Inc. ("Hines Nurseries"), a direct subsidiary of Hines Horticulture, Inc. (the "Company"), entered into a Loan and Security Agreement (the "Loan Agreement") with Bank of America, N.A., as agent and a lender, Banc of America Securities LLC, as lead arranger and book manager, and the various financial institutions which may become a party thereto from time to time, which consists of a $100 million credit facility, which includes a $15 million letter of credit subline. The new credit facility (the "Senior Credit Facility") was used to refinance the outstanding revolving loans under that certain credit agreement among Hines Nurseries, Deutsche Bank Trust Company Americas, as agent, and various other lenders (the "Refinanced Credit Agreement"), which was terminated in connection with entering into the Loan Agreement.

GUARANTEES; COLLATERAL. The obligations under the Senior Credit Facility are guaranteed by the Company. Borrowings under the Senior Credit Facility are collateralized by substantially all of the Company's and Hines Nurseries' assets.

RESTRICTIONS; COVENANTS; DEFAULTS. The Loan Agreement includes customary events of default and other customary covenants, including, but not limited to, a fixed charge coverage ratio test, restrictions on certain types of activities, transactions and payments, including distributions and dividends from Hines Nurseries to Hines Horticulture, reporting covenants and others. The Loan Agreement also includes standard provisions related to conditions of borrowing and customary representations and warranties. The lenders may terminate their obligation to make loans under the Loan Agreement, and may accelerate payment of the indebtedness under the Loan Agreement, upon the occurrence of an event of default, including the failure to comply with the covenants contained in the Loan Agreement. Upon the occurrence and during the continuance of an event of default, the interest rate will increase by 2%.

INTEREST RATE; FEES. The interest rate on the loans under the Senior Credit Facility may be, at our option, base rate loans or London Interbank Offering Rate ("LIBOR") loans. Base rate loans under the Senior Credit Facility bear interest at Bank of America, N.A.'s prime rate plus an additional amount that ranges from 0.50% to 1.25%, depending on our average availability of borrowing under the Senior Credit Facility. Currently, the applicable margin for base rate loans is 0.75%. LIBOR rate loans under the Senior Credit Facility bear interest at the LIBOR rate plus an additional amount that ranges from 1.50% to 2.25%, depending on our average availability of borrowing under the Senior Credit Facility. Currently, the applicable margin for LIBOR rate loans is 1.75%.

      In addition to paying interest on outstanding principal, Hines Nurseries is required to pay a commitment fee on the daily average unused portion of the Senior Credit Facility which accrues based on the utilization of the Senior Credit Facility. Additionally, Hines Nurseries is required to pay a fee for each letter of credit outstanding under the Loan Agreement equal to the applicable margin for LIBOR rate loans to be shared by the lenders and a fronting fee of 0.125% to the individual issuer of a letter of credit.

AVAILABILITY; BORROWING BASE. Availability of borrowing under the Senior Credit Facility is subject to a borrowing base consisting of the lesser of (i) the amount equal to the aggregate amount of the revolving loan commitment MINUS the aggregate amount of all letters of credit outstanding under the Loan Agreement and all fees or other amounts owing by Hines Nurseries with respect thereto (less certain amounts) MINUS the amount of the availability block under the Loan Agreement, which is currently $15,000,000 but which shall be reduced to $0 at such time as Hines Nurseries achieves a fixed charge coverage ratio of at least 1.1:1 for two consecutive fiscal quarters and (ii) the amount equal to 85% of eligible accounts receivable PLUS the lesser of (a) during the period commencing on December 31 of each calendar year and ending on April 30 each calendar year, the lesser of 65% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory or (b) during the period commencing on May 1 of each calendar year and ending on December 30 each calendar year, the lesser of 55% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory MINUS the sums of the reserves provided for in Loan Agreement.

      Additionally, the Senior Credit Facility is subject to a temporary limitation on availability until the agent notifies Hines Nurseries that either
(i) the syndication of the Senior Credit Facility has been completed or (ii) that Bank of America, N.A. has agreed to remain as sole lender under the Loan Agreement. Until the occurrence of either of these events, Hines Nurseries is not able to borrow revolving loans in an aggregate amount greater than $50 million under the Senior Credit Facility.

      Hines Nurseries must deliver borrowing base certificates and reports at least monthly. The borrowing base also may be subject to certain other adjustments and reserves to be determined by the agent. Eligible accounts receivable of both The Home Depot, our largest customer, and Lowe's Companies, Inc., our second largest customer, may not exceed 30% of total eligible accounts receivable at any time.

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MATURITY DATE; PREPAYMENTS. Amounts outstanding under the Loan Agreement mature on January 18, 2012 and Hines Nurseries may prepay amounts outstanding under the Loan Agreement without fees or penalties, subject to the payment of costs associated with the prepayment of any LIBOR rate loans. In addition, subject to certain customary exceptions, Hines Nurseries must repay the outstanding principal amount of the Senior Credit Facility by an amount equal to 100% of the net cash proceeds from certain dispositions of accounts and inventory.

CHANGE OF CONTROL. In the event of a change of control, the commitments of the lenders under the Loan Agreement may be cancelled and Hines Nurseries may be required to immediately repay the outstanding amount of the Loan Agreement, together with accrued interest and all other amounts accrued under the Loan Agreement.

OTHER INFORMATION. Bank of America, N.A., which is the agent and a lender under the Loan Agreement, was a lender under the Refinanced Credit Agreement. Bank of America, N.A.'s affiliate, Banc of America Securities LLC, is the lead arranger and book runner under the Loan Agreement. Hines Nurseries believes that the fees and rates payable under the Loan Agreement and in connection therewith are usual and customary for transactions of this nature.

The information and disclosures set forth in Items 1.02 and 2.03 of this Current Report on Form 8-K are incorporated herein by reference in their entirety. The foregoing descriptions of the Loan Agreement are qualified in their entirety by reference to the full terms and conditions of the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with entry into the Loan Agreement discussed under Items 1.01 and
2.03 of this Current Report on Form 8-K, on January 18, 2007, Hines Nurseries terminated, and paid all outstanding obligations under, the Refinanced Credit Agreement in accordance with its respective terms. There were no early termination penalties incurred in connection with the termination of the Refinanced Credit Agreement.

The information and disclosures set forth in Items 1.01 and 2.03 of this Current Report on Form 8-K are incorporated herein by reference in their entirety.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 18, 2007, Hines Nurseries, Inc. entered into the Loan Agreement. Additionally, on January 18, 2007, Hines Nurseries borrowed revolving loans in the aggregate amount of approximately $4 million under the Loan Agreement in order to pay all outstanding obligations under the Refinanced Credit Agreement and certain transaction expenses, fees and costs associated with its entry into the Loan Agreement. In addition, approximately $7 million of letters of credit were issued under the Senior Credit Facility in order to back stop letters of credit that were issued under the Refinanced Credit Agreement.

The information and disclosures set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K are incorporated herein by reference in their entirety. The Loan Agreement, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

        (c)   Exhibits.

              10.1 Loan and Security Agreement, dated January 18, 2007, by and between Hines Nurseries, Inc., Bank of America, N.A., as agent and a lender, Banc of America Securities LLC, as lead arranger and book manager and the financial institutions party thereto from time to time

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 24, 2007                HINES HORTICULTURE, INC.

                                        By: /s/ Claudia M. Pieropan
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                                            Claudia M. Pieropan
                                            Chief Financial Officer, Secretary
                                            and Treasurer

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Exhibit Index

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Exhibit No.       Description
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10.1              Loan and Security Agreement, dated January 18, 2007, by and between Hines Nurseries, Inc., Bank of America, N.A., as agent and a lender, Banc of America Securities LLC, as lead arranger and book manager and the financial institutions party thereto from time to time
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